SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 8, 2002

Commission File Number 0-1859

KNAPE & VOGT MANUFACTURING COMPANY

(Exact name of registrant as specified in its charter)

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

During the third quarter of fiscal 2002, the Registrant’s management and the Audit Committee obtained competitive proposals for audit services from a selected g roup of prominent accounting firms, including the Registrant’s present independent accountant. On March 8, 2002, the Registrant’s Board of Directors approved a change in its independent accountant from BDO Seidman LLP to Deloitte & Touche LLP based on the recommendation of the Audit Committee. On March 14, 2002, the Company engaged Deloitte & Touche LLP as its independent accountant.

BDO Seidman LLP’s reports on the Registrant’s 2000 and 2001 financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 2000, 2001 and the portion of 2002 preceding the Board’s decision, there were no disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which disagreement(s), if not resolved, would have caused BDO Seidman LLP to refer to the matter of disagreement(s) in connection with its reports. There were no reportable events as described in Item 304 (a) (1) (v) of the Securities and Exchange Commission’s (the “Commission ”) Regulation S-K.

The Registrant has provided a copy of the foregoing statements to BDO Seidman LLP. Attached as Exhibit 16 hereto is BDO Seidman LLP’s letter to the Commission stating its agreement with such statements.

During 2000, 2001 and the portion of 2002 preceding the Board’s decision, neither the Registrant nor anyone acting on its behalf consulted with Deloitte & Touche LLP regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement with BDO Seidman LLP or a Reportable Event with respect to BDO Seidman LLP.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)           Exhibits

                16                Letter from BDO Seidman LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)

Date: March 8, 2002	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer

Date: March 8, 2002	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

Exhibit 16

March 13, 2002

Securities and Exchange Commission
450 - 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 8, 2002, to be filed by our former client, Knape & Vogt Manufacturing Company. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman LLP
BDO Seidman LLP

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